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                                   EXHIBIT 5.1

                  [Letterhead of Brown Rudnick Freed & Gesmer]

                                                              November 29, 2001



Zoom Telephonics, Inc.
207 South Street
Boston, MA 02111

         RE: REGISTRATION STATEMENT ON FORM S-4 OF ZOOM TELEPHONICS, INC. FILED ON NOVEMBER 29, 2001

Ladies and Gentlemen:

         We have acted as U.S. counsel to Zoom Telephonics, Inc., a Canadian corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") to register an aggregate of 10,556,812 shares of common stock, $.01 par value per share (the "Shares") of Zoom Telephonics, Inc., a Delaware corporation, issuable upon the change of the Company's jurisdiction of incorporation from Canada to the State of Delaware through a process known as a continuation under Canadian law and a domestication under Delaware law (the "Continuation"). The Continuation is being submitted to the shareholders of the Company for approval as described in the proxy statement/prospectus contained in the Registration Statement.

         In connection with this opinion, we have reviewed the following documents (collectively, the "Documents") and, except as otherwise expressly indicated, we have not reviewed any other documents, instruments or agreements referred to in or listed upon any of the following Documents:

         (i)      the Articles of Continuance of the Company;
         (ii)     By-Law No. 1 and By-Law No. 2 of the Company;
         (iii) the proposed Certificate of Incorporation of Zoom Telephonics, Inc., a Delaware corporation, to be filed in the State of Delaware (the "Certificate of Incorporation");
         (iv) the proposed Bylaws of Zoom Telephonics, Inc., a Delaware corporation;
         (v) the proposed Certificate of Domestication to be filed in the State of Delaware (the "Certificate of Domestication");
         (vi) the proceedings of the Company's Board of Directors relating to the Continuation;

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Zoom Telephonics, Inc.
November 29, 2001
Page 2


         (vii) a certificate from the Assistant Secretary of the Company certifying certain matters; and
         (viii)   the Registration Statement.

         With your concurrence, we have assumed, for the purpose of our opinion herein, that any conditions to the consummation of the Continuation have been or will, prior to the consummation of the Continuation, be satisfied in full, including, but not limited to, (i) the receipt of shareholder approval of the Continuation in compliance with applicable law, (ii) the compliance with applicable Canadian and provincial laws, rules and regulations, (iii) receipt of required consents, approvals and authorizations from applicable Canadian governmental authorities, and (iv) the acceptance for filing by the Secretary of State of the State of Delaware of the Certificate of Incorporation and the Certificate of Domestication.

         In addition, this Firm, in rendering legal opinions, customarily makes certain assumptions which are described in Schedule A hereto. In the course of our representation of the Company in connection with the preparation of the Registration Statement, nothing has come to our attention which causes us to believe reliance upon any of these assumptions is inappropriate, and with your concurrence, the opinion hereafter expressed is based upon those assumptions. The Enumerated Party referred to in Schedule A is the Company.

         We have not made any independent review or investigation of orders, judgments, rules or other regulations or decrees by which the Company or any of its property may be bound, nor have we made any independent investigation as to the existence of actions, suits, investigations or proceedings, if any, pending or threatened against the Company.

         With your concurrence, our opinion hereafter expressed is based solely upon (i) our review of the Documents, (ii) discussions with those of our attorneys who have devoted substantive attention to the matters contained herein, and (iii) such review of published sources of law as we have deemed necessary.

         Our opinion contained herein is limited to the laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal law of the United States of America. We call your attention to the fact that we have been retained as U.S. counsel to the Company for the purpose of representing the Company in connection with U.S. aspects of the Continuation. We are not admitted to practice law in Canada or any province therein, and we are expressing no opinion as to any matters of Canadian or provincial law, rule or regulation. We note that the Company has retained Canadian counsel for the purpose of representing the Company in connection with the Canadian law aspects of the Continuation.

         We express no legal opinion upon any matter other than that explicitly addressed below, and our express opinion therein contained shall not be interpreted to be an implied opinion upon any other matter, including, but not by way of limitation, any matter of Canadian or provincial law, rule or regulation.


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Zoom Telephonics, Inc.
November 29, 2001
Page 3


         Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued by the Company at the effective time of the Continuation will be duly authorized and, when issued as described in the Registration Statement, validly issued, fully paid and non-assessable.

         We understand that this opinion is to be used in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to our firm wherever it appears in the Registration Statement, including the proxy statement/prospectus constituting a part thereof and any amendments and supplements thereto.

                                    Very truly yours,

                                    BROWN, RUDNICK, FREED & GESMER
                                      By:  BROWN, RUDNICK, FREED & GESMER,
                                      P.C., a general partner

                                      By:  /s/ Philip J. Flink
                                           ---------------------------
                                           Philip J. Flink, a Member
                                            duly authorized



PJF/JGN/MSG


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Zoom Telephonics, Inc.
November 29, 2001
Page 4

                                   SCHEDULE A

                         BROWN, RUDNICK, FREED & GESMER
                              STANDARD ASSUMPTIONS

1. Each natural person executing any of the Documents has sufficient legal capacity to enter into such Documents.

2. Each Document is accurate, complete and authentic, each original is authentic, each copy conforms to an authentic original and all signatures are genuine.

3. All official public records are accurate, complete and properly indexed and filed.

4. There has not been any mutual mistake of fact or misunderstanding, fraud, duress, or undue influence by or among any of the parties to the Documents.

5. The conduct of the parties to the Documents has complied in the past and will comply in the future with any requirement of good faith, fair dealing and conscionability.

6. The Enumerated Party will obtain all permits and governmental approvals required in the future and take all actions similarly required relevant to its performance of its obligations under the Documents.

7. All parties to or bound by the Documents will act in accordance with, and will refrain from taking any action that is forbidden by, the terms and conditions of the Documents.

8. There are no agreements or understandings among the parties to or bound by the Documents, and there is no usage of trade or course of prior dealing among such parties, that would define, modify, waive, or qualify the terms of any of the Documents.

9. The Enumerated Party will obtain all permits and governmental approvals not required as of the date of this opinion but which are subsequently required, and will take all actions similarly required, relevant to the Continuation.